Exhibit 99

FOR IMMEDIATE RELEASE

Investor Contact: James J. Pennetti
Unizan Financial Corp.
Executive Vice President and Chief Financial Officer
Telephone: 330.438.1118 or 1.866.235.7203
E-mail address: jpennetti@unizan.com

Media Contact: Sandy K. Upperman
Unizan Financial Corp.
Vice President, Corporate Communications
Telephone: 330.438.4858
E-mail address: supperman@unizan.com

UNIZAN FINANCIAL CORP. ANNOUNCES FIRST QUARTER DIVIDEND

Canton, Ohio, February 21, 2003 – Unizan Financial Corp. (NASDAQ: UNIZ), today announced that the company’s board of directors declared a quarterly cash dividend of $0.135 per common share payable on March 31, 2003, to shareholders of record on March 17, 2003. This dividend represents a 3.8% increase over the dividend paid by Unizan Financial Corp. in the first quarter, 2002.

Unizan Financial Corp., a $2.7 billion holding company, is a premier financial services organization headquartered in Canton, Ohio. The company operates 45 full-service retail financial centers in five metropolitan markets in Ohio – Canton, Columbus, Dayton, Newark and Zanesville. Through Unizan Financial Corp.’s subsidiaries, Unizan Bank, National Association; Unizan Financial Services Group, National Association; Unizan Banc Financial Services, Inc.; and Unizan Financial Advisors, Inc., the company offers its client base corporate and retail banking, Internet banking and wealth management products and services. Additionally, the company operates niche businesses in government guaranteed loan programs through its business lending centers in Columbus, Cleveland, Dayton, and Cincinnati, Ohio; Louisville, Kentucky; Detroit, Michigan, and Indianapolis, Indiana; as well as aircraft lending centers in Columbus; Orlando, Florida; and Sacramento, California. For more information on Unizan Financial Corp. and its subsidiaries, visit the company on the Web at www.unizan.com.